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                                                                     EXHIBIT 3.1


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        PIA MERCHANDISING SERVICES, INC.


         The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify as follows:

         1. That Cathy L. Wood is the duly elected and acting Secretary and Chief Financial Officer of PIA Merchandising Services, Inc., a Delaware corporation (the "Corporation").

         2. That Article FIRST of the Certificate of Incorporation of the Corporation is amended to read in full as follows:

            "FIRST: The name of the corporation is SPAR Group, Inc. (the "Corporation")."

         3. That Article FOURTH of the Certificate of Incorporation of the Corporation is amended to read in full as follows:

            "FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is 50,000,000, consisting of 47,000,000 shares of common stock, par value $.01 per share, and 3,000,000 shares of preferred stock, par value $.01 per share. The preferred stock may be issued at any time, and from time to time, in one or more series pursuant hereto or to a resolution or resolutions providing for such issue duly adopted by the board of directors (the "Board") of the Corporation (authority to do so being hereby expressly vested in the Board), and such resolution or resolutions shall also set forth the voting powers, full or limited, or none, of each such series of preferred stock and shall fix the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of each such series of preferred stock."

         4. That Article TENTH of the Certificate of Incorporation of the Corporation is hereby deleted and Article ELEVENTH is hereby renumbered as Article TENTH.

         5. That this Certificate of Amendment of Certificate of Incorporation has been duly approved by the Board of Directors of the Corporation.

         6. That this Certificate of Amendment of Certificate of Incorporation has been duly approved by the holders of a majority of the outstanding shares of common stock, $.01 par value per share, of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.




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         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Cathy L. Wood this 8th day July 1999.


                                       PIA MERCHANDISING SERVICES, INC.


                                       By: /s/ Cathy L. Wood
                                           -------------------------------------
                                           Cathy L. Wood,
                                           Secretary and Chief Financial Officer



                                       2

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                          CERTIFICATE OF INCORPORATION
                                       OF
                        PIA MERCHANDISING SERVICES, INC.

         FIRST: The name of the corporation is PIA Merchandising Services, Inc. (the "Corporation").

         SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name and address of the Corporation's registered agent in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 18,000,000, consisting of 15,000,000 shares of common stock, par value $.01 per share, and 3,000,000 shares of preferred stock, par value $.01 per share.

         FIFTH: The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. The exact number of directors of the Corporation shall be fixed by or in the manner provided in the Bylaws of the Corporation (the "Bylaws").

         SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                (a) to adopt, repeal, rescind, alter or amend in any respect the Bylaws, and to confer in the Bylaws powers and authorities upon the directors of the Corporation in addition to the powers and authorities expressly conferred upon them by statute;

                (b) from time to time to set apart out of any funds or assets of the Corporation available for dividends an amount or amounts to be reserved as working capital or for any other lawful purpose and to abolish any reserve so created and to determine whether any, and, if any, what part, of the surplus of the Corporation or its net profits applicable to dividends shall be declared in dividends and paid to its stockholders, and all rights of the holders of stock of the Corporation in respect of dividends shall be subject to the power of the Board of Directors so to do;

                (c) subject to the laws of the State of Delaware, from time to time to sell, lease or otherwise dispose of any part or parts of the properties of the Corporation and to


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cease to conduct the business connected therewith or again to resume the same, as it may deem best; and

                (d) in addition to the powers and authorities hereinbefore and by the laws of the State of Delaware conferred upon the Board of Directors, to execute all such powers and to do all acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the express provisions of said laws, of the Certificate of Incorporation of the Corporation and its Bylaws.

         SEVENTH: Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision of applicable law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

         EIGHTH: The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation.

         NINTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended or (iv) for any transaction from which the director derived an improper benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware Corporation Law. No amendment to or repeal of this Article Ninth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         TENTH: No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.


                                       2.

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         ELEVENTH: The name and mailing address of the incorporator of the
Corporation are as follows:

                          Janis B. Salin, Esq.
                          c/o Riordan & McKinzie
                          300 South Grand Avenue, 29th Floor
                          Los Angeles, California 90071-3155

         I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 29th day of November, 1995.



                                            /s/ Janis B. Salin
                                            ------------------------------------
                                            Janis B. Salin, Incorporator





                                       3.

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                          AGREEMENT AND PLAN OF MERGER
                                     BETWEEN
                            PIA HOLDING CORPORATION,
                            A CALIFORNIA CORPORATION,
                                       AND
                        PIA MERCHANDISING SERVICES, INC.,
                             A DELAWARE CORPORATION

         THIS AGREEMENT AND PLAN OF MERGER (this "Merger Agreement") is entered into as of this 22nd day of February, 1996 by and between PIA Holding Corporation, a California corporation ("Merging Corporation"), and PIA Merchandising Services, Inc., a Delaware corporation ("Surviving Corporation").

         1. Merging Corporation is authorized to issue 5,000,000 shares of preferred stock, no par value (the "Merging Corporation Preferred Stock"), and 10,000,000 shares of common stock, no par value (the "Merging Corporation Common Stock"). As of the date hereof, there are no shares of Merging Corporation Preferred Stock outstanding and there are 3,563,929 shares of Merging Corporation Common Stock outstanding.

         2. Surviving Corporation is authorized to issue 15,000,000 shares of common stock, $.01 par value (the "Surviving Corporation Common Stock"), and 3,000,000 shares of preferred stock, $.01 par value (the "Surviving Corporation Preferred Stock"). As of the date hereof, no shares of Surviving Corporation Common Stock or Surviving Corporation Preferred Stock are outstanding.

         3. Merging Corporation shall be merged with and into Surviving Corporation (the "Merger") in accordance with the California General Corporation Law and the General Corporation Law of the State of Delaware and on the terms and conditions hereinafter set forth. At the Effective Time of the Merger (as hereinafter defined), the separate existence of Merging Corporation shall cease, Surviving Corporation shall be the surviving corporation and Surviving Corporation shall succeed, without other transfer, to all the rights and property of Merging Corporation and shall be subject to all the debts and liabilities thereof in the same manner as if Surviving Corporation had itself incurred them. All rights of creditors and all liens put on the property of each corporation shall be preserved unimpaired; provided that such liens upon property of Merging Corporation shall be limited to the property affected thereby immediately prior to the Effective Time of the Merger.

         4. At the Effective Time of the Merger, each share of Merging Corporation Common Stock outstanding immediately prior to the Effective Time of the Merger (collectively, the "Shares") shall be converted into one (1) share of Surviving Corporation Common Stock.

         5. The conversion of Shares as provided in this Agreement shall occur automatically upon the Effective Time of the Merger without action by the holders thereof. Each holder of such Shares thereupon shall surrender his certificate or certificates to Surviving


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Corporation and shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares into which his Shares theretofore represented by a certificate or certificates so surrendered shall have been converted as aforesaid.

         6. As of the Effective Time of the Merger, Surviving Corporation will assume and continue Merging Corporation's 1990 Stock Option Plan, as amended, and the outstanding and unexercised portions of all options to buy Common Stock of Merging Corporation shall become options to purchase the same number of shares of Common Stock of Surviving Corporation as the number of shares of Common Stock of Merging Corporation subject to such options, with no other changes in the terms and conditions of such options, including exercise prices, and, as of the Effective Time of the Merger, Surviving Corporation hereby assumes the outstanding and unexercised portions of such options and the obligations of Merging Corporation with respect thereto.

         7. As of the Effective Time of the Merger, Surviving Corporation will assume all obligations under all outstanding warrants and other rights to purchase shares of Common Stock of Merging Corporation, and the outstanding but unexercised portions of all such warrants or other rights to purchase Common Stock of Merging Corporation shall represent the right to acquire the same number of shares of Common Stock of Surviving Corporation as the number of shares of Common Stock of Merging Corporation then subject to such warrants or other rights, with no other changes in the terms and conditions of such warrants and other rights, including exercise prices.

         8. The Certificate of Incorporation and Bylaws of Surviving Corporation as in effect at the Effective Time of the Merger shall continue to be the Certificate of Incorporation and Bylaws of Surviving Corporation after consummation of the Merger.

         9. From time to time as and when required by Surviving Corporation or its successors or assigns, there shall be executed and delivered on behalf of Merging Corporation such deeds and other instruments, and there shall be taken or caused to be taken such further and other actions as shall be appropriate or necessary in order to vest or perfect in or to confirm in record or otherwise in Surviving Corporation the title to and possession of all the property, interest, assets, rights, privileges, immunities, powers, franchises and authority of Merging Corporation, and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of Surviving Corporation are fully authorized in the name and on behalf of Merging Corporation or otherwise to take any and all such actions and to execute and deliver any and all such deeds and other instruments.

         10. Prior to the filing of this Merger Agreement with the Secretary of Sate of the State of California and with the Secretary of State of the State of Delaware, this Merger Agreement may be amended by written agreement of the boards of directors of Merging Corporation and Surviving Corporation, or by their respective officers authorized by such boards


                                       2.

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of directors, notwithstanding approval of this Merger Agreement by the shareholders of Merging Corporation.

         11. The effective date of the Merger is February 22, 1996 (the "Effective Time of the Merger").

         12. This Merger Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original.

         IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Merger to be executed as of the date first above written.

                                        PIA HOLDING CORPORATION,
                                        a California corporation


                                        By: /s/ Larry M. Dorr
                                            -----------------------------------
                                            Larry M. Dorr
                                            Executive Vice President

Attest:


/s/ Patrick C. Haden
---------------------------------
Patrick C. Haden
Secretary

                                        PIA MERCHANDISING SERVICES, INC.,
                                        a Delaware corporation


                                        By: /s/  Larry M. Dorr
                                            ------------------------------------
                                            Larry M. Dorr
                                            Executive Vice President

Attest:


/s/ Patrick C. Haden
---------------------------------
Patrick C. Haden
Secretary



                                       3.

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                             CERTIFICATE OF APPROVAL
                                       OF
                          AGREEMENT AND PLAN OF MERGER
                                       BY
                        PIA MERCHANDISING SERVICES, INC.



         Larry M. Dorr and Patrick C. Haden hereby certify that:

         1. They are the Executive Vice President and the Secretary, respectively, of PIA Merchandising Services, Inc., a Delaware corporation (the "Surviving Corporation").

         2. The Agreement and Plan of Merger in the form attached was duly approved by the Board of Directors of the Surviving Corporation.

         3. No shares of stock of the Surviving Corporation have been issued.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: February 22, 1996


                                             /s/  Larry M. Dorr
                                             -----------------------------------
                                             Larry M. Dorr
                                             Executive Vice President


                                             /s/ Patrick C. Haden
                                             -----------------------------------
                                             Patrick C. Haden
                                             Secretary